UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934
Date of Report: December 6, 2005
(Date of earliest event reported)
Paragon Real Estate Equity and Investment Trust
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	0-25074 (Commission File Number)	39-6594066 (I.R.S. Employer Identification Number)
1240 Huron Road, Cleveland, Ohio 44115
(Address of principal executive offices including zip code)
(216) 430-2700
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On December 6, 2005, Paragon received a letter from the American Stock Exchange (“Amex”) notifying the company that it plans to proceed immediately with the filing of an application with the Securities and Exchange Commission (“SEC”) to strike Paragon’s common shares from listing and registration on Amex.
     As previously disclosed on Current Reports on Form 8-K dated December 1, 2004, February 22, 2005 and September 20, 2005, Paragon was advised by Amex that it was not in compliance with shareholders’ equity requirements of Amex and Amex recommended the company effect a reverse share split to address its low selling price. The December 6, 2005 letter from Amex to Paragon stated that a review of Paragon’s most recent financials and other pertinent information indicated that the company has not achieved compliance with Amex’s shareholder equity requirements and has not effected a reverse share split, causing Amex to proceed with the delisting application.
     Although Paragon has not been in compliance with Amex’s continued listing standards, the company has been working on financing a major acquisition, which is under contract as disclosed in Paragon’s Current Reports on Form 8-K filed with the SEC on September 26, 2005 and on December 2, 2005, with the intent of regaining compliance so that Paragon’s common shares would remain listed on Amex. Therefore, Paragon intends to appeal Amex’s notice to delist its common shares. Amex has not set a hearing date and there can be no assurances concerning the resolution from an appeal hearing.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2005	Paragon Real Estate Equity and Investment Trust
	By:	/s/ John J. Dee

John J. Dee Senior Vice President and Chief Financial Officer

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